UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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LIQTECH INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LIQTECH INTERNATIONAL, INC.

Industriparken 22C

DK2750 Ballerup, Denmark

September 22, 2020

To our Stockholders:

The Annual Meeting of the Stockholders (the “Meeting”) of LiqTech International, Inc. (the “Company”) will be held at 3:00 p.m., local time on Thursday, October 29, 2020, and at any adjournment or adjournments thereof, at the corporate headquarters of the Company at Industriparken 22C, DK2750 Ballerup, Denmark. Details of the business to be conducted at the Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.

On behalf of our Board of Directors, I cordially invite all stockholders to attend the Meeting. It is important that your shares be voted on the matters scheduled to come before the Meeting. Whether or not you plan to attend the Meeting, I urge you to vote your shares. We encourage you to vote your proxy by mailing in your enclosed proxy card in the enclosed postage paid envelope, or vote online or over the telephone according to the instructions in the proxy card. If you attend the Meeting, you may revoke such proxy and vote in person if you wish. Even if you do not attend the Meeting, you may revoke such proxy at any time prior to the Meeting by executing another proxy bearing a later date or providing written notice of such revocation to the Chief Executive Officer of the Company.

Sincerely,
/s/ Sune Mathiesen
Sune Mathiesen
Chief Executive Officer, Principal Executive Officer and Director

Important Notice Regarding the Availability of Proxy Materials for the annual meeting of stockholders to be held on October 29, 2020: In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, we are now providing access to our proxy materials, including the Proxy Statement, our Annual Report for the fiscal year ended December 31, 2019 and a form of proxy relating to the Meeting, over the internet. All stockholders of record and beneficial owners will have the ability to access the proxy materials at https://materials.proxyvote.com/53632A. These proxy materials are available free of charge.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF LIQTECH INTERNATIONAL, INC.

TO BE HELD ON OCTOBER 29, 2020

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of LiqTech International, Inc., a Nevada corporation (the “Company”), will be held at 3:00 p.m., local time on Thursday, October 29, 2020, and at any adjournment or adjournments thereof, at the corporate headquarters of the Company at Industriparken 22C, DK2750 Ballerup, Denmark for the following purposes:

1.	To elect a slate of nominees consisting of current directors Mark Vernon, Sune Mathiesen, Alexander Buehler, Peyton Boswell and Richard Meeusen to serve as directors of the Company;

2.	To ratify the appointment of Sadler, Gibb & Associates, L.L.C. (“Sadler”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020;

3.	To approve an amendment to our Articles of Incorporation increasing the number of authorized shares of common stock from 25,000,000 shares to 100,000,000 shares.

4.	To consider and vote upon such other matter(s) as may properly come before the Meeting or any adjournment(s) thereof.

The Company’s Board of Directors recommends that you vote in favor of proposals One, Two and Three.

Stockholders of record as of the Record Date (September 9, 2020) are entitled to notice of, and to vote at, this Meeting or any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE YOUR SHARES, SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. IT IS IMPORTANT AND IN YOUR INTEREST FOR YOU TO VOTE. WE ENCOURAGE YOU TO VOTE YOUR PROXY BY MAILING IN YOUR ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE, OR VOTE ONLINE OR OVER THE TELEPHONE ACCORDING TO THE INSTRUCTIONS IN THE PROXY CARD.

THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

Date: September 22, 2020	BY ORDER OF THE BOARD OF
DIRECTORS
/s/ Sune Mathiesen
Sune Mathiesen
Chief Executive Officer, Principal Executive Officer and Director

PROXY STATEMENT

LIQTECH INTERNATIONAL, INC.

Industriparken 22C

DK2750 Ballerup, Denmark

This Proxy Statement and the accompanying proxy card are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of LiqTech International, Inc., a Nevada corporation (the “Company” or “LiqTech”) for the Annual Meeting of the Stockholders (the “Meeting”) to be held at 3:00 p.m., local time on Thursday, October 29, 2020, and at any adjournment or adjournments thereof, at the corporate headquarters of the Company at Industriparken 22C, DK2750 Ballerup, Denmark.

The approximate date on which this Proxy Statement and form of proxy are intended to be sent or given to the stockholders is September 24, 2020. These proxy materials are also available free of charge on the internet at https://materials.proxyvote.com/53632A. Stockholders are invited to attend the Meeting to vote on the proposals described in this Proxy Statement. However, stockholders do not need to attend the Meeting to vote. Instead, stockholders may simply complete, sign and return the proxy card in the enclosed postage paid envelope, or vote online or over the telephone according to the instructions in the proxy card.

We will bear the expense of solicitation of proxies for the Meeting, including the printing and mailing of this Proxy Statement. We may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their name or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold Common Stock (as defined below) and to request authority for the execution of the proxies. In addition, some of our officers, directors and employees, without additional compensation, may solicit proxies on behalf of the Board personally or by mail, telephone or facsimile.

VOTING SECURITIES, VOTING AND PROXIES

Record Date

Only stockholders of record of the Company’s common stock, $0.001 par value (the “Common Stock”), as of the close of business on September 9, 2020 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.

Voting Stock

As of the Record Date, there were 21,655,461 shares of Common Stock outstanding. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on the matters to be voted at the Meeting. No other class of voting securities was then outstanding.

Quorum

The presence at the Meeting of a majority of the issued and outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to the proposal, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker non-vote

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner, does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Proposals 1 and 3 are considered non-routine matters, and a broker or other nominee holder cannot vote without instructions on non-routine matters. Consequently, there may be broker non-votes with respect to proposals 1 and 3. Proposal 2 is considered a routine matter, and a broker or other nominee holder generally may vote on routine matters without instructions.

Voting

The election of directors requires the approval of a plurality of the votes cast at the Meeting, and abstentions and broker non-votes will have no effect on Proposal 1 regarding the election of directors. Action on all other matters, including, without limitation, the ratification of the appointment of Sadler, Gibb & Associates, L.L.C. (“Sadler”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020 requires the approval of a majority of votes cast at the Meeting. The approval of an amendment to our Articles of Incorporation increasing the number of authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares (the “Amendment”) requires the affirmative vote of the holders of a majority of our outstanding shares. Abstentions and broker non-votes will be counted as votes present and entitled to vote on the proposals considered at the Annual Meeting and, therefore, will have the effect of votes against Proposals 2 and 3.

If you are the beneficial owner, but not the registered holder of our shares of Common Stock, you cannot directly vote those shares at the Meeting. You must provide voting instructions to your nominee holder, such as your brokerage firm or bank, by following the specific directions provided to you by your nominee holder.

If you wish to vote in person at the Meeting but you are not the record holder, you must obtain from your record holder a “legal proxy” issued in your name and bring it to the Meeting. At the Meeting, ballots will be distributed with respect to the proposals to each stockholder (or the stockholder’s proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots shall then be tallied, one vote for each share owned of record, the votes for the election of directors being either “FOR”, “WITHHOLD ALL” or “FOR ALL EXCEPT” (where stockholders may withhold such vote by writing the names of such nominee(s) in a space provided on the ballot), and the votes for the ratification of the appointment of Sadler and for the Amendment being either “FOR,” “AGAINST” or “ABSTAIN.”

Proxies

The form of proxy solicited by the Board affords you the ability to specify a choice among approval of, disapproval of, or abstention with respect to, the matters to be acted upon at the Meeting. Shares represented by the proxy will be voted and, where the solicited stockholder indicates a choice with respect to the matter to be acted upon, the shares will be voted as specified. If no choice is given, a properly executed proxy will be voted in favor of the proposals.

Revocability of Proxies

Even if you execute a proxy, you retain the right to revoke it and change your vote by notifying us at any time before your proxy is voted. Such revocation may be effected by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Chief Executive Officer (the “CEO”) of the Company at the address of the corporate headquarters of the Company set forth above in the Notice to this Proxy Statement or your attendance and voting at the Meeting. Unless so revoked, the shares represented by the proxies, if received in time, will be voted in accordance with the directions given therein.

You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to sign the proxy and return it promptly in the enclosed envelope, or vote online or over the telephone according to the instructions in the proxy card.

Interests of Officers and Directors in Matters to Be Acted Upon

No person who has been a director or executive officer of the Company at any time since the beginning of our fiscal year and no associate of any of the foregoing persons has any substantial interest, direct or indirect, in any matter to be acted upon.

Dissenters’ Rights of Appraisal

Under the Nevada Revised Statutes and the Company’s Articles of Incorporation, as amended, stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board is currently comprised of six (6) directors. One director, Peter Leifland, is not standing for reelection, but has indicated he will serve until the end of his term, which will expire immediately following the Meeting. Richard Meeusen was appointed to the Board on August 26, 2020 and stands for election. Our Bylaws provide for the authorization of up to eight (8) directors. Any vacancies on the Board may be exclusively filled by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office for the balance of the term to which such director is elected.

The Board has recommended for election current directors Mark Vernon, Sune Mathiesen, Alexander Buehler, Peyton Boswell and Richard Meeusen (each, a “Nominee” and collectively, the “Nominees”). If elected at the Meeting, each director would serve until the next annual meeting of the stockholders and his successor is duly elected and qualified.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Nominees. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each of the Nominees has agreed to serve if elected, and we have no reason to believe that they will be unable to serve.

The Nominees, their ages and current positions with the Company are as follows:

Name	Age	Title(s)
Mark Vernon	67	Chairman of the Board
Sune Mathiesen	45	Director, Chief Executive Officer (Principal Executive Officer)
Alexander Buehler	45	Director
Peyton Boswell	49	Director
Richard Meeusen	65	Director

A brief biography of each Nominee is set forth below:

Mark Vernon. Mr. Vernon has served as a Director of LiqTech International, Inc. since February 26, 2013 and as Chairman of the Board of Directors since July 2, 2018. Mr. Vernon served nine years as a Director of Senior plc, a UK-based aerospace and industrial engineering business and recently stepped down from the Senior plc board in April 2020. Mr. Vernon has been appointed to serve as Director and Vice Chairman of Neles Oyj, a Finland-based industrial process valve company, which term of office commenced at the registration of the completion of the partial demerger of Neles from Metso on July 1, 2020. Mr. Vernon has had a long career in the industrial engineering industry, with wide international business experience. In January 2014, Mr. Vernon retired as Chief Executive Officer and Director of Spirax-Sarco Engineering plc (London Stock Exchange: SPX), a designer and supplier of industrial steam systems and peristaltic pumps. He also served previously as Group Vice President of Flowserve’s Flow Control Business Unit, Group Vice President of Durco International and President of Valtek International. Mr. Vernon earned a BSc degree (magna cum laude) from Weber State University.

Sune Mathiesen. Mr. Mathiesen has served as Chief Executive Officer and a Director of LiqTech International since July 29, 2014. Mr. Mathiesen has served as Chief Executive Officer and as a Director of Masu A/S, a Danish company, since February 2013. He previously served as CEO and Director of Provital Solutions A/S. Before that he served as Country Manager of Broen Lab Group and as Country Manager of GPA Flowsystem. Mr. Mathiesen has a distinguished background in executive management, sales and turnarounds. Mr. Mathiesen has been working hands-on with technical products within the valves and fittings industry for the past 20 years. He has a degree in commercial science from Via College in Randers, Denmark.

Alexander Buehler. Mr. Buehler has served as a Director since August 11, 2017 and currently serves as the Audit Committee Chairman. Mr. Buehler serves as the Executive Vice President of Global Recourses for Intertek, a publicly traded company headquartered in London providing quality assurances services across multiple industries. Mr. Buehler previously served as the President and Chief Executive Officer of Energy Maintenance Services, a provider of integrity maintenance services for major oil & gas companies and prior to that as Chief Financial Officer of Energy Recovery, Inc., a publicly traded provider of energy recovery products to the water, oil & gas, and chemical industries. Mr. Buehler also serves on the Board of Energy Recovery and also as Audit Committee Chairman, and has previously served on the Board of Viscount Systems, also as Audit Committee Chairman. Mr. Buehler previously served in executive leadership positions at Insituform Technologies, Inc., and he worked for five years in the U.S. Army Corps of Engineers. He received a B.S. in Civil Engineering from the United States Military Academy at West Point and an MBA in Finance from the Wharton School at the University of Pennsylvania.

Peyton Boswell. Mr. Boswell has served as a Director since August 11, 2017. Mr. Boswell has served as Managing Director of EnterSolar, LLC, a provider of commercial solar photovoltaic solutions, since September of 2010. Before joining EnterSolar, Mr. Boswell led solar development activities for Fortistar and was the founder of RenewCo V.I., a renewable energy development firm based in the U.S. Virgin Islands. Prior to entering the solar industry, Mr. Boswell was a finance and investment banking professional for 15 years with J.P. Morgan and Bank of America, primarily focused on private equity transactions, M&A advisory services, and the coverage of corporate clients across a range of industry groups. Mr. Boswell is a Chartered Financial Analyst (CFA) and has a NABCEP Technical Sales Certification. He earned a BA from Cornell University and holds an MBA from Columbia Business School.

Richard Meeusen. Mr. Meeusen has served as a Director since August 26, 2020. Mr. Meeusen most recently served as President, Chief Executive Officer and Chairman of Badger Meter, Inc., a publicly traded international manufacturer and seller of flow measurement equipment, primarily to the water industry. Mr. Meeusen retired as Chief Executive Officer on December 31, 2018 after serving 17 years as the company’s Chief Executive Officer. Prior to Badger Meter, Mr. Meeusen was Chief Financial Officer of Zenith Sintered Products and before that worked for Arthur Andersen & Co as a Senior Manager. In addition to his board service at Badger Meter, Mr. Meeusen serves as a director of Menasha Corporation, a $2 billion privately-held packaging and display equipment company and previously served 8 years on the board of Serigraph Corporation. Mr. Meeusen founded The Water Council in 2007, a 180-member company industry trade group where he still serves as a director. Mr. Meeusen earned an MBA degree from the Kellogg School of Management at Northwestern University.

Involvement in Certain Legal Proceedings

During the past ten (10) years, none of the Nominees has been involved in any legal proceeding that is material to the evaluation of their ability or integrity relating to any of the items set forth under Item 401(f) of Regulation S-K. None of the Nominees is a party adverse to the Company or any of its subsidiaries in any material proceeding or has a material interest adverse to the Company or any of its subsidiaries.

Family Relationships

None of the Nominees or the Company’s executive officers is related by blood, marriage or adoption.

THE BOARD RECOMMENDS THAT YOU VOTE

“FOR”

THE ELECTION OF EACH OF MARK VERNON, SUNE MATHIESEN, ALEXANDER BUEHLER,

PEYTON BOSWELL AND RICHARD MEEUSEN

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed Sadler, Gibb & Associates, L.L.C. (“Sadler”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2020. Services provided to the Company by our independent registered public accountants during the fiscal year ended December 31, 2019 are described under “Audit-Related Matters—Auditor Fees and Services” herein below.

We are asking our stockholders to ratify the selection of Sadler as our independent registered public accountants.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

THE BOARD RECOMMENDS THAT YOU VOTE

“FOR”

THE RATIFICATION OF THE APPOINTMENT OF SADLER, GIBB & ASSOCIATES, L.L.C.

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

PROPOSAL THREE

AMENDMENT TO OUR ARTICLES OF INCORPORATION INCREASING

THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Authorization of up to 100,000,000 shares of Common Stock

The Board is seeking stockholder approval of an amendment to our Articles of Incorporation that would increase the number of authorized shares of Common Stock from 25,000,000 to 100,000,000. The proposed Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”) is attached hereto as Appendix A.

The newly authorized shares of Common Stock would have the same rights as the currently outstanding shares of our Common Stock. As of September 9, 2020, 21,655,461 shares of our common stock were issued and outstanding, 0 shares that were subject to outstanding stock option awards, 128,299 shares were subject to unvested outstanding restricted stock unit awards, 515,000 shares of our common stock were subject to outstanding warrants, and 1,926,468 shares of our Common Stock were reserved for future issuance under our equity compensation plans. Accordingly, 24,225,228 of the 25,000,000 authorized shares of our Common Stock are currently issued or reserved, while 777,920 of the authorized shares of our Common Stock remain available for future issuance.

Reasons for the Increase in Authorized Shares

The Board believes it would be prudent and advisable to have the additional shares available to provide additional flexibility regarding the potential use of shares of Common Stock for business and financial purposes in the future. Having an increased number of authorized but unissued shares of Common Stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our authorized shares. The additional shares could be used for various purposes without further stockholder approval. These purposes may include: (i) raising capital, if we have an appropriate opportunity, through offerings of Common Stock or securities that are convertible into common stock; (ii) expanding our business through potential strategic transactions, including mergers, acquisitions, and other business combinations or acquisitions of new technologies or products; (iii) establishing strategic relationships with other companies; (iv) exchanges of Common Stock or securities that are convertible into Common Stock for other outstanding securities; (v) providing equity incentives to attract and retain employees, officers or directors; and (vi) other purposes.

Potential Effects of the Proposed Amendment

If the proposed amendment is approved by our stockholders, the additional authorized shares of Common Stock would have rights identical to our currently outstanding Common Stock. Our Articles of Incorporation also currently authorizes the issuance of 2,500,000 shares of preferred stock, none of which are issued or outstanding.

The proposed amendment to the Articles of Incorporation would not change the authorized number of shares of preferred stock. Future issuances of shares of Common Stock or securities convertible into shares of Common Stock could have a dilutive effect on our earnings per share, book value per share and the voting interest and power of current stockholders since holders of Common Stock are not entitled to preemptive rights.

SEC rules require disclosure of the possible anti-takeover effects of an increase in authorized capital stock and other charter and bylaw provisions that could have an anti-takeover effect. Although we have not proposed the increase in the number of authorized shares of Common Stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, such shares could have an anti-takeover effect. The additional shares could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the proposed amendment is approved, the additional shares of authorized Common Stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Common Stock, or the replacement or removal of members of the Board or management.

Implementation of the Authorized Share Increase

Following stockholder approval of this proposal, the authorized share increase would be implemented by our filing the Certificate of Amendment with the Secretary of State of the State of Nevada. However, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada, the Board reserves the right to abandon this proposal and to not file the Certificate of Amendment, even if approved by the stockholders of the Company, if the Board, in its discretion, determines that such amendment is no longer in the best interests of the Company or its stockholders.

Vote Required for Approval

Approval of the Certificate of Amendment requires the affirmative vote of the holders of a majority of shares outstanding. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

THE BOARD RECOMMENDS THAT YOU VOTE

“FOR”

THE AMENDMENT TO OUR ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 25,000,000 SHARES TO 100,000,000 SHARES.

CORPORATE GOVERNANCE

Committees of our Board of Directors

Committee Composition

The Board has an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The following table sets forth the current membership of each of these committees:

Audit Committee	Compensation Committee	Governance and Nominating Committee
Alexander Buehler*	Mark Vernon*	Mark Vernon*
Mark Vernon	Alexander Buehler	Alexander Buehler
Peyton Boswell	Peyton Boswell	Peyton Boswell
Peter Leifland**	Peter Leifland**	Peter Leifland**
Richard Meeusen	Richard Meeusen	Richard Meeusen

* Chairman of the committee

** Not standing for reelection

Audit Committee

The Audit Committee consists of Alexander Buehler (Chairman), Mark Vernon, Peyton Boswell, Peter Leifland and Richard Meeusen, each of whom is an independent director as defined in the rules of The Nasdaq Capital Market and the rules of the U.S. Securities and Exchange Commission (the “SEC”). Based upon past employment experience in finance and other business experience requiring accounting knowledge and financial sophistication, our Board has determined that Mr. Buehler is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, and that each member of our Audit Committee is able to read and understand fundamental financial statements. We have implemented a written charter, available at www.liqtech.com, for our Audit Committee which provides that our Audit Committee is responsible for:

●

appointing, compensating, retaining, overseeing the independence and performance of and terminating our independent auditors and pre-approving all audit and non-audit services permitted to be performed by the independent auditors;

●	discussing with management and the independent auditors our quarterly and annual audited financial statements, our internal control over financial reporting, and related matters;

●	reviewing and discussing with management and the independent auditors the Management’s Discussion and Analysis section of the Company’s Forms 10-Q and 10-K prior to filing with the SEC;

●

reviewing and discussing with the independent auditors any reports, comments or recommendations made to the Company and consulting with the independent auditors at least once per quarter regarding internal controls and reporting procedures;

●	reviewing, at least quarterly, the status of any legal matters which could significantly impact the Company’s financial statements;

●	reviewing, at least annually, with management the Company’s program for promoting compliance with the applicable legal and regulatory requirements;

●	reviewing and approving any related party transactions;

●	meeting separately, periodically, with management and the independent auditors;

●	annually reviewing and reassessing the adequacy of the Audit Committee Charter;

●	such other matters that are specifically delegated to our Audit Committee by the Board from time to time; and

●	reporting regularly to the Board of Directors.

During the fiscal year ended December 31, 2019, the Audit Committee met four times.

The Audit Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 16, as amended; and (iii) received the written disclosures and letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence. Based on such review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019:

Compensation Committee

The Compensation Committee consists of Mark Vernon (Chairman), Peyton Boswell, Alexander Buehler, Peter Leifland and Richard Meeusen, each of whom is an independent director as defined in the rules of The Nasdaq Capital Market, a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act of 1934 (the “Exchange Act”), and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. We have implemented a written charter for our Compensation Committee, available at www.liqtech.com, which provides that our Compensation Committee is responsible for:

●	reviewing and making recommendations to the Board regarding our compensation policies and forms of compensation provided to our directors and officers;

●	reviewing and making recommendations to the Board regarding bonuses for our executive officers;

●	reviewing and making recommendations to the Board regarding stock-based compensation for our directors and officers;

●	annually reviewing and reassessing the adequacy of the Compensation Committee Charter;

●	administering any stock option plans in accordance with the terms thereof; and

●	such other matters that are specifically delegated to the Compensation Committee by the Board from time to time.

The Compensation Committee has the principal responsibility for the compensation plans of the Company, particularly as applied to the compensation of executive officers and directors. The Compensation Committee Charter sets forth the authority and responsibilities of the Compensation Committee for the performance evaluation and compensation of the Company’s CEO, executive officers and directors, and significant compensation arrangements, plans, policies and programs of the Company. The Compensation Committee has authority to retain such outside counsel, experts and other advisors as it determines to be necessary to carry out its responsibilities, including the authority to approve an external advisor’s fees and other retention terms on behalf of the Company. Pursuant to the Compensation Committee Charter, the Company shall provide appropriate funding to the Compensation Committee, as determined by the Compensation Committee in its capacity as a Committee of the Board, for payment of compensation to any outside advisors engaged by the Compensation Committee.

The Compensation Committee annually reviews and approves the corporate goals and objectives relevant to CEO compensation and evaluates the CEO’s performance in light of such goals and objectives. Based on this evaluation the Compensation Committee makes and annually reviews decisions regarding: (i) salary paid to the CEO; (ii) the grant of all cash-based bonuses and equity compensation to the CEO; (iii) the entering into or amendment or extension of any employment contract or similar arrangement with the CEO; (iv) any CEO severance or change in control arrangement; and (v) any other CEO compensation matters as from time to time directed by the Board. In determining the long-term incentive component(s) of the CEO’s compensation, the Compensation Committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at companies that the Compensation Committee determines comparable based on factors it selects and the incentive awards given to the Company’s CEO in prior years.

The Compensation Committee also meets with the CEO within 90 days after the commencement of each fiscal year to discuss the compensation programs to be in effect for the Company’s executive officers for such fiscal year and to review and approve the corporate goals and objectives relevant to those programs. In light of these goals and objectives, the Compensation Committee makes and annually reviews decisions regarding: (i) salary paid to the executive officers; (ii) the grant of cash-based bonuses and equity compensation provided to the executive officers; (iii) performance targets for executive officers; (iv) the entering into or amendment or extension of any employment contract or similar arrangement with the executive officers; (v) executive officers’ severance or change in control arrangements; and (vi) any other executive officer compensation matters as from time to time directed by the Board. In determining the long-term incentive component(s) of the executive officer’s compensation, the Compensation Committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to executive officers at companies that the Compensation Committee determines comparable based on factors it selects and the incentive awards given to the Company’s executive officers in prior years.

During the fiscal year ended December 31, 2019, the Compensation Committee met three times.

Governance and Nominating Committee

The Governance and Nominating Committee consists of Mark Vernon (Chairman), Peyton Boswell, Alexander Buehler, Peter Leifland and Richard Meeusen, each of whom is an independent director as defined in the rules of The Nasdaq Capital Market. We have implemented corporate governance guidelines as well as a written charter for our Governance and Nominating Committee, available at www.liqtech.com, which provides that our Governance and Nominating Committee is responsible for:

●	defining the future membership needs of the Board and overseeing the process by which individuals may be nominated to our Board and its standing committees;

●	making recommendations as to the size and composition of the Board and its committees;

●	identifying, recruiting, evaluating, approving and nominating potential directors;

●	considering nominees proposed by our stockholders;

●	establishing and periodically assessing the criteria for the selection of potential directors;

●	making recommendations to the Board on new candidates for Board membership;

●	developing, recommending and reviewing a code of business conduct and ethics compliant with the rules and regulations of the SEC and The Nasdaq Capital Market;

●	reviewing the Company’s Insider Trading Policy and recommending any changes for approval by the Board;

●	overseeing corporate governance matters including educating directors and identifying any potential conflicts of interest;

●	recommending that the Board establish special committees as necessary; and

●	reviewing annually and reassessing the adequacy of the Governance and Nominating Committee Charter.

In making nominations, the Governance and Nominating Committee intends to submit candidates who have high personal and professional integrity, who have demonstrated exceptional ability and judgment and who are effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. In evaluating nominees, the Governance and Nominating Committee intends to take into consideration attributes such as leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge, and diversity of viewpoints.

One of the primary responsibilities of the Governance and Nominating Committee is to make appropriate recommendations to the Board for the appointment or re-appointment of directors. The Company seeks to have directors who, in addition to relevant technical, commercial and securities expertise, meet the highest standards of personal integrity, judgment and critical thinking, and an ability to work in an open environment with other directors to further the interests of the Company and its stockholders. In recommending appointments to the Board, the Governance and Nominating Committee is mindful of the overall balance of the skills, knowledge and experience of Board members against the current and future requirements of the Company and of the benefits of diversity. The Company recognizes the importance of diversity at all levels of the Company as well as on the Board and considers overall Board balance and diversity when appointing new directors. Board appointments are, in the final analysis, made on merit.

The Company employs multiple strategies in identifying director nominees, including the obtaining of recommendations from security holders, recommendations from current directors, and from the Company’s corporate advisors. The Company also utilizes professional recruitment firms, as may be required, in seeking qualified director nominees. The qualifications of director nominees are evaluated by the Governance and Nominating Committee to determine if the director nominees have the requisite technical and commercial expertise to maintain a proper balance of skills required by the Board. There are no differences in the evaluation of director nominees recommended by security holders. Director nominees are interviewed in depth by the Governance and Nominating Committee and the Board to further qualify the director nominees and evaluate the personal integrity and character of the candidate.

During the fiscal year ended December 31, 2019, the Governance and Nominating Committee met three times.

Director Independence

The Board has determined that Messrs. Vernon, Boswell, Buehler, Leifland and Meeusen are independent as that term is defined in the listing standards of The Nasdaq Capital Market. In making these determinations, our Board has concluded that none of our independent directors has an employment, business, family or other relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Mathiesen is not considered independent because of his role as Chief Executive Officer of the Company. We expect that our independent directors will meet in executive session (without the participation of executive officers or other non-independent directors) at least two times each year, and Mark Vernon presides over such meetings of independent directors.

Compensation Committee Interlocks and Insider Participation

None of our directors who currently serve as members of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Board Leadership Structure and Risk Oversight

The Board does not have a policy as to whether the roles of Chairman of the Board of Directors and Chief Executive Officer should be separate or combined. Each year, the Governance and Nominating Committee assesses these roles and the board leadership structure to ensure the interests of the Company and its stockholders are best served. Currently, the independent non-executive Chairman position is held by Mark Vernon and the Chief Executive Officer is Sune Mathiesen.

The Committees of the Board, each comprised entirely of independent directors, play an active role in risk management and oversight for the Company. The Audit Committee assists the Board with respect to risk assessment and risk management related to financial reporting and other matters that could affect the Company’s financial statements. The Governance and Nominating Committee is charged with assisting the Board in corporate governance matters, conflicts of interest, the Company’s Code of Conduct and Ethics and other risk mitigation activities. The Compensation Committee is charged with assisting the Board in reviewing the Company’s overall compensation policies and practices for all employees as they relate to the Company’s risk.

Director Qualifications

The following is a brief description of the specific experience and qualifications, attributes or skills of each director that led to the conclusion that such person should serve as a director of the Company. Based on the attributes and skills of each director, the Company’s leadership structure is appropriate. The Board plays an active role in the risk oversight of the Company.

Mr. Vernon’s extensive global executive and director experience in industrial engineering businesses, particularly in the United States, Asia and Europe, provides the Board with valuable insight into the markets the Company serves, operational expertise and proven management and Board expertise. Mr. Vernon has broad public company board experience.

Mr. Mathiesen’s prior experience at leading businesses as the Chief Executive Officer and Chairman of companies in technical engineered products distinguish him as an integral part of the Company’s Board and management team. He is uniquely qualified to provide a perspective on matters involving strategic planning for the continued growth and development of the Company.

Mr. Boswell's experience establishing and growing successful renewable energy clean tech businesses and prior experience in investment banking provides the Board with a unique perspective on corporate finance, capital markets and strategic growth matters. Further, the Board has determined that he qualifies as an Audit Committee Financial Expert.

Mr. Buehler has wide experience in general management and strategic planning as well as new product development, corporate development and operations management.  Mr. Buehler also has relevant market experience in the global water, oil & gas, and manufacturing industries. Mr. Buehler brings prior public company board experience to the LiqTech Board.  Mr. Buehler has been determined by our Board to qualify as an Audit Committee Financial Expert.

Mr. Meeusen is an experienced Chief Executive of an industrial engineering business serving the water industry and brings relevant expertise in LiqTech’s core markets. As a director and chairman of a public company headquartered in the United States, he also provides additional expertise in corporate governance, investor relations and capital markets. The Board has determined that Mr. Meeusen qualifies as an Audit Committee Financial Expert.

Board Meetings

The Board held eleven meetings during the fiscal year ended December 31, 2019. Each incumbent director attended greater than seventy-five percent (75%) of the aggregate of the total number of meetings of the Board (held during the period for which each director has been a director) and the total number of meetings held by all committees of the Board on which each director served (during the period for which each director has been a director).

The Board encourages all of its members to attend its Board meetings.

Code of Ethics

Effective January 1, 2012, the Board adopted a Code of Conduct and Ethics with the purpose of assuring that all employees and officers of the Company and its subsidiaries understand and adhere to high ethical standards of conduct. The Code of Conducts and Ethics emphasizes employees’ obligations of civil responsibility, loyalty to the Company, compliance with applicable laws, non-disclosure of trade secrets, and abstinence from improper political payments and activity. A copy of the Code of Conduct and Ethics is available on the Company website at www.liqtech.com.

EXECUTIVE OFFICERS

General

Certain information concerning our executive officers as of the date of this Proxy Statement is set forth below. Each officer of the Company shall be elected by the Board, may be classified by the Board as an executive officer or a non-executive officer (or as a non-officer) at any time, and shall serve at the pleasure of the Board. None of our executive officers or directors is related by blood, marriage or adoption.

Name	Age	Titles
Sune Mathiesen	45	Director, Chief Executive Officer (Principal Executive Officer)
Claus Toftegaard	55	Chief Financial Officer (Principal Financial and Accounting Officer)

A brief biography of the executive officer who is not also a Nominee is set forth below:

Claus Toftegaard. Mr. Toftegaard was appointed as our Chief Financial Officer effective August 15, 2018. He previously served as the Chief Financial Officer of Gabriel Holding A/S, a publicly traded fabric supply company in Denmark, since October of 2014, and as its Financial Manager from June of 2011 until his appointment as Chief Financial Officer. Mr. Toftegaard previously served as the CFO of RTX A/S, a publicly traded wireless solutions company in Denmark, from August of 2006 to March of 2011. From 2000 to 2006, Mr. Toftegaard was Financial Manager of Glenco A/S / Siemens Technology Services A/S, an electrical infrastructure technology company in Denmark. Mr. Toftegaard also previously worked as an auditor at Ernst and Young in Denmark for U.S. GAAP reporting. Mr. Toftegaard holds a MSc. in Business Economics and Auditing from Aalborg University.

Involvement in Certain Legal Proceedings

During the past ten (10) years, none of our officers has been involved in any legal proceeding that is material to the evaluation of their ability or integrity relating to any of the items set forth under Item 401(f) of Regulation S-K. None of the officers is a party adverse to the Company or any of its subsidiaries in any material proceeding or has a material interest adverse to the Company or any of its subsidiaries.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation Program and Philosophy

The intent of the Company’s compensation program is to attract and retain talent, to create incentives for and to reward excellent performance. The Compensation Committee seeks to compensate executive officers in a manner that is competitive, rewards performance that creates stockholder value, recognizes individual contributions, and encourages long-term value creation.

The Compensation Committee reviews and approves the corporate goals and objectives relevant to executive officer compensation and evaluates the performance of executive officers in light of such goals and objectives at least annually. The Compensation Committee also meets with the Chief Executive Officer within 90 days after the commencement of each fiscal year to discuss the compensation programs to be in effect for the Company’s executive officers for such fiscal year and to review and approve the corporate goals and objectives relevant to those programs. In light of these goals and objectives, the Compensation Committee makes and annually reviews decisions regarding: (i) salary paid to the executive officers; (ii) the grant of cash-based bonuses and equity compensation provided to the executive officers; (iii) performance targets for executive officers; (iv) the entering into or amendment or extension of any employment contract or similar arrangement with the executive officers; (v) executive officers’ severance or change in control arrangements; and (vi) any other executive officer compensation matters as from time to time directed by the Board. In determining the long-term incentive component(s) of the executive officer’s compensation, the Compensation Committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to executive officers at companies that the Compensation Committee determines comparable based on factors it selects and the incentive awards given to the Company’s executive officers in prior years and on contractual obligations contained in employment agreements.

The Compensation Committee believes that a significant portion of each executive’s compensation opportunity should be tied to variable compensation and value creation for stockholders. The Compensation Committee believes this mix provides an appropriate balance between the financial security required to attract and retain qualified individuals and the Compensation Committee’s goal of ensuring that executive compensation rewards performance that benefits stockholders over the long term.

Compensation Consultants

The Compensation Committee makes recommendations to the Board for all compensation for executives, including the structure and design of the compensation programs. The Compensation Committee is responsible for retaining and terminating compensation consultants and determining the terms and conditions of their engagement. During fiscal year ended December 31, 2019, the Compensation Committee did not engage any compensation consultants.

Annual Cash Bonuses

The Chief Executive Officer’s employment agreement provides for an annual cash bonus if certain performance targets are met, as determined annually by the Company’s Compensation Committee. The Compensation Committee makes decisions on cash bonuses based on performance metrics set by the Compensation Committee annually, which account for the Company’s profitability above certain thresholds. The Compensation Committee evaluates the cash bonus awarded to the CEO based on such metrics following the completion of the audited financial statements. For the fiscal year ended December 31, 2019, the Compensation Committee determined the CEO’s cash bonus based on a fixed average gross profit for the Company for sales revenue in excess of 130,000,000 DKK for the fiscal year with the gross margin fixed at 40% without accounting for depreciation.

Each year the Compensation Committee revisits such performance metrics in light of business conditions and expectations in that year. The Compensation Committee believes that flexibility in setting performance targets for each year based on annualized performance provides incentives in line with changing business conditions and provides both the flexibility and incentives for performance that benefits shareholders. In addition, the Compensation Committee maintains discretion to make additional cash bonus awards to the Chief Executive Officer and other executive officers based on performance and market conditions.

Equity Compensation Awards

The Compensation Committee evaluates discretionary equity compensation awards to executive officers annually in light of performance and to provide continued incentives for performance. The Compensation Committee believes equity compensation should be evaluated in light of the total compensation paid to executive officers to ensure that compensation rewards long-term performance. The Compensation Committee considers vesting periods over multiple fiscal years when granting equity awards to reward performance over the long term and to encourage retention.

Benefits

The Company’s executive officers receive retirement contributions equal to 10% of their salary each year, and the Company’s executive officers receive paid vacation, home internet service allowance, company cars, mobile phones, a company-provided laptop and reimbursement of certain business-related travel expenses.

Summary Compensation Table

 The following table sets forth certain information with respect to compensation for the years ended December 31, 2019, 2018 and 2017 earned by or paid to our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	Other ($) (4)	Total
Sune Mathiesen, Chief Executive Officer (2)
	2019	$305,271	$262,962	$75,000				$30,527	$673,760
	2018	264,595	75,000		-	-	-	26,459	366,054
	2017	275,559	50,868		-	-	-	24,086	350,513

Claus Toftegaard, Chief Financial Officer (3)
	2019	$182,455	-		-	-	-	$18,245	$200,700
	2018	66,669	$10,000		-	-	-	6,667	83,336

(1)

Total salaries for Mr. Mathiesen for 2017 are reported on an as-converted basis from Danish Krone (DKK) to U.S. dollars ($) based on the currency exchange rate of $1.00 = DKK 6.2077, as of December 31, 2017. Total salaries for Messrs. Mathiesen and Toftegaard for 2018 are reported on an as-converted basis from Danish Krone (DKK) to U.S. dollars ($) based on the currency exchange rate of $1.00 = DKK 6.5194, as of December 31, 2018. Total salaries for Messrs. Mathiesen and Toftegaard for 2019 are reported on an as-converted basis from Danish Krone (DKK) to U.S. dollars ($) based on the currency exchange rate of $1.00 = DKK 6.6703, as of December 31, 2019. We do not make any representation that the Danish Krone amounts could have been, or could be, converted into U.S. dollars at such rate on December 31, 2017, December 31, 2018 or December 31, 2019, or at any other rate.

(2)

Mr. Mathiesen became our Chief Executive Officer in August 2014. Pursuant to his employment agreement, Mr. Mathiesen is entitled to an annual base salary of approximately $351,558 based on the currency exchange rate of $1.00 = DKK 6.6703, as of December 31, 2019.

(3)

Mr. Toftegaard became our Chief Financial Officer in August 2018. Pursuant to his employment agreement, Mr. Toftegaard is entitled to an annual base salary of approximately $244,082 based on the currency exchange rate of $1.00 = DKK 6.6703, as of December 31, 2019.

(4)

Pursuant to Mr. Mathiesen’s employment agreement, Mr. Mathiesen’s received $30,527, $26,459 and $24,086 of contributions from the Company to his individual retirement account in 2019, 2018 and 2017. Pursuant to Mr. Toftegaard’s employment agreement, Mr. Toftegaard received $18,245 and $6,667 of contributions from the Company to his individual retirement account in 2019 and 2018.

Employment and Service Agreements

During the year ended December 31, 2019, we had employment agreements with Messrs. Mathiesen and Toftegaard. A description of each agreement is set forth below.

Mathiesen Agreement

Effective July 30, 2014 the Company’s Board of Directors appointed Mr. Sune Mathiesen to serve as Chief Executive Officer of the Company and as a Director of the Company pursuant to a Director Contract, dated July 15, 2014 (updated on October 15, 2018), by and between Mr. Mathiesen and LiqTech Int. DK (the “Employment Agreement”). The Employment Agreement provided as of December 31, 2019 for an annual base salary initially set at DKK 2,345,000 (or approximately $351,558 based on the currency exchange rate of $1 = DKK 6.6703 as of December 31, 2019) and an annual cash bonus of 100% - 150% of his annual salary if certain performance targets are met, as determined annually by the Company’s Compensation Committee. Mr. Mathiesen is entitled to five weeks of vacation, home internet service, a company car, a company-provided mobile phone, a laptop and reimbursement of business related travel expenses. LiqTech Int. DK may terminate the Mathiesen Agreement upon not less than twelve months prior notice, and Mr. Mathiesen may terminate the Mathiesen Agreement with twelve months prior notice.

Toftegaard Agreement

On August 15, 2018 Mr. Claus Toftegaard was appointed Chief Financial Officer of the Company. Pursuant to the terms of a CFO Contract, in consideration for his services, Mr. Toftegaard shall receive an annual base salary of DKK 1,628,100 (or approximately $244,082 based on the currency exchange rate of $1 = DKK 6.6702 as of December 31, 2019). Mr. Toftegaard is entitled to six weeks of vacation, home internet service, a company car, a company-provided mobile phone, a laptop and reimbursement of business related travel expenses. LiqTech Int. DK may terminate the Toftegaard Agreement upon not less than three months prior notice and Mr. Toftegaard may terminate the Toftegaard Agreement with one-month prior notice.

Outstanding Equity Awards at Last Fiscal Year End

The following table sets forth all outstanding equity awards held by our named executive officers as of December 31, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Exercisable (#)	Number of Securities Underlying Unexercised Unexercisable (#)	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Sune Mathiesen, CEO	-	-	-	$-	-	64,457	$350,000	-	-

Claus Toftegaard, CFO	-	-	-	$-	-	27,624	$150,000	-	-

Compensation of Directors

For 2019 the Chairman of the Board was entitled to an annual fee of $50,000; each non-executive director was entitled to $25,000 for services on the Board of Directors; the Audit Committee Chairman was paid an additional annual fee of $10,000 per year, the Compensation Committee Chairman is entitled to an additional annual fee of $6,000 per year (however, since Mr. Vernon has continued to serve as the Chairman of the Compensation Committee after being appointed Chairman of the Board, he was not paid this additional fee). The Chairman of the Board also was entitled to an automatic annual stock grant on January 2, 2019 in the amount of $45,000. Each qualifying non-executive director is entitled to an automatic annual stock grant on January 2 of each year in the amount of $30,000 commencing the first year after full vesting of their initial 25,000 share stock grant that vests over a three-year period. The Company has not entered any agreements with the Directors of any special compensation in relation to retirement, resignation, change of control or other kinds of events that might lead to the Director leaving the Board of LiqTech International, Inc.

The following table provides information regarding compensation that was earned or paid to the individuals who served as non-employee directors during the year ended December 31, 2019.

Name	Fees earned or paid in cash (1)($)	Stock Awards (2)($)	Option awards (2)	Non-equity incentive plan compensation	Non-qualified deferred compensation earnings	All other compensation	Total
Mark Vernon	50,000	82,500	-	-	-	-	132,500
Alexander Buehler	35,000	-	-	-	-	-	35,000
Peyton Boswell	25,000	-	-	-	-	-	25,000
Peter Leifland	18,750	208,000	-	-	-	-	226,750

(1)

The Company’s independent directors are entitled to cash compensation of $25,000 per year, the chairman of our Board is entitled to an additional $25,000 per year, the chairman of the Audit Committee is entitled to an additional $10,000 per year and the chairman of the Compensation Committee is entitled to an additional $6,000 per year.

(2)

These amounts represent the aggregate grant date fair value for stock awards granted in 2019, computed in accordance with FASB ASC Topic 718. As such, these amounts do not correspond to the compensation actually realized by each director for the period.

The Company awarded in January 2019 8,212 shares of restricted stock valued at $45,000 for services provided and to be provided by Mr. Vernon as part of his Chairman compensation.

The Company awarded in March 2019 25,000 restricted shares of Common Stock valued at $208,000 for services to be provided by Mr. Leifland. The shares will vest over a three-year period.

Our Bylaws which were adopted effective January 1, 2012, state that the Board may pay to directors a fixed sum for attendance at each meeting of the Board or of a standing or special committee, a stated retainer for services as a director, a stated fee for serving as a chair of a standing or special committee and such other compensation, including benefits, as the Board or any standing committee thereof shall determine from time to time. Additionally, the Directors may be paid their expenses of attendance at each meeting of the Board or of a standing or special committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The following discussion relates to types of transactions involving our company and any of our executive officers, directors, director nominees or five percent (5%) stockholders, each of whom we refer to as a "related party." For purposes of this discussion, a "related-party transaction" is a transaction, arrangement or relationship:

•     in which we participate;

•     that involves an amount in excess of the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years; and

•     in which a related party has a direct or indirect material interest.

From January 1, 2019 through the date of this Proxy Statement, there have been no related-party transactions, except for the executive officer and director compensation arrangements described in the section "Executive Compensation".

Policies and Procedures for Related Party Transactions

Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, must first be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees will be required to report to our Audit Committee any such related-party transaction. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee will approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 9, 2020, certain information regarding the beneficial ownership of our Common Stock, the only class of capital stock we have currently outstanding, of (i) each director, director nominee and “Named Executive Officers” (as defined in the section titled “Executive Compensation — Summary Compensation Table”) individually, (ii) our chief financial officer, (iii) all directors and executive officers as a group, and (iv) each person who is known to be the beneficial owner of more than 5% of our Common Stock. In accordance with the rules of the SEC, “beneficial ownership” includes voting or investment power with respect to securities. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned (2)	Percentage of Common Stock Beneficially Owned (3)
Directors and NEOs
Sune Mathiesen (4)	346,124	1.6%
Claus Toftegaard	1,500	*
Mark Vernon	188,075	*
Alexander Buehler	25,000	*
Peyton Boswell	37,500	*
Peter Leifland	8,333	-
Richard Meeusen	-	-
All executive officers and directors as a group (6 persons)	606,532	2.8%

5% Stockholders:
Laurence Lytton (5) (6)	2,165,545	9.9%
AWM Investment Company, Inc. (7)	2,043,290	9.4%
Wellington Management Group LLP (8)	1,911,491	8.8%
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio (8)	1,455,234	6.7%
Bleichroeder LP (9)	2,150,948	9.9%
Clear Harbor Asset Management, LLC (10)	1,233,730	5.7%
5% Stockholders as a group	9,517,346	44.0%

*	Less than one percent.

(1)	Unless otherwise indicated, the address for each person listed above is: c/o LiqTech International A/S, Industriparken 22C 12, DK-2750 Ballerup, Denmark.

(2)

Under the rules and regulations of the SEC, beneficial ownership includes (i) shares actually owned, (ii) shares underlying preferred stock, options and warrants that are currently exercisable and (iii) shares underlying options and warrants that are exercisable within 60 days of September 9, 2020. All shares beneficially owned by a particular person under clauses (ii) and (iii) of the previous sentence are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Based on 21,655,461 shares issued and outstanding as of September 9, 2020.

(4)	These shares are partly owned by Masu A/S, a Danish entity. Mr. Mathiesen controls the voting and disposition of the shares owned by Masu A/S.

(5)	The address of the stockholder is 467 Central Park West New York, NY 10025.

(6)

Includes 200,000 shares of Common Stock owned of record by the Alice W. Lytton Family LLC, 85,000 shares of Common Stock owned of record by the Lytton-Kambara Foundation and an immediately exercisable a pre-funded warrant to purchase 515,000 shares of Common Stock owned of record by the Lytton-Kambara Foundation and subject to a beneficial ownership limitation of 9.99%.

(7)	The address of the stockholder is c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY 10022.

(8)

The address of the stockholder is c/o Wellington Trust Company280 Congress Street, Boston, MA 02210. Wellington Management Group LLP is the direct or indirect owner of one or more investment advisors whose clients include, Wellington Trust Company, NA, and Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio. Wellington Management Group LLP is deemed to be a beneficial owner of the shares held by the clients the investment advisers that it owns.

(9)	The address of the stockholder is 1345 Avenue Of The Americas, 47th Floor, New York, NY 10105.

(10)	The address of the stockholder is 420 Lexington Avenue, Suite 2006, New York, NY 10170.

We know of no arrangements, including pledges, by or among any of the forgoing persons, the operation of which could result in a change of control of us.

AUDIT-RELATED MATTERS – AUDITOR FEES AND SERVICES

Our current principal independent registered public accountant is Sadler, Gibb & Associates, L.L.C. (“Sadler”). During the Company’s two most recent fiscal years ended December 31, 2019 and 2018, neither the Company nor anyone on its behalf consulted Sadler regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, or (ii) any matter that was either the subject of a disagreement or a reportable event as described above. Since December 31, 2018, and through the date hereof, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Sadler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for which disagreements, if not resolved to Sadler’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such periods. As used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K.

The Company does not expect a representative of Sadler to be present at the Meeting.

Audit Fees, Audit-Related Fees, Tax Fees & All Other Fees

Audit fees are the aggregate fees billed or expected to be billed by our independent auditors for the audit of our annual consolidated financial statements for the year ended December 31, 2019, and 2018 and for the review of our quarterly financial statements. During 2019 and 2018 audit fees were $252,500 and $152,500, respectively. Our auditors did not provide any tax compliance, planning services or audit related services for the Company. Our auditors did not provide any other services than those described above.

Audit Committee Pre-approval

The policy of the Audit Committee is to pre-approve all audit and non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax fees, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority to certain committee members when expedition of services is necessary. The independent accountants and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval delegation and the fees for the services performed to date. The Audit Committee approved all of the services described above in advance during the fiscal year ended December 31, 2019.

OTHER MATTERS

Delivery of Documents to Stockholders Sharing an Address

Only one Proxy Statement is being delivered to two or more security holders who share an address, unless the Company has received contrary instruction from one or more of the security holders. The Company will promptly deliver, upon written or oral request, a separate copy of the Proxy Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Proxy Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company by writing to us at Industriparken 22C, DK2750 Ballerup, Denmark or by telephone at +45 4498-6000.

Submission of Stockholder Proposals

If you wish to have a proposal included in our proxy statement and form of proxy for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by us at our principal executive offices on or before April 1, 2021 (unless the date of the 2021 Annual Meeting of Stockholders is not within thirty (30) days of September 9, 2021, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2021 Annual Meeting). A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (y) by or at the direction of the Board or (z) by any stockholder of the Company who is a stockholder of record at the time of giving of the notice provided for in Section 1.11(b) of the Bylaws, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in Section 1.11(b) of the Bylaws.

For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice shall have been delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is called for a date that is not within 30 days before or after such anniversary date, then to be timely such notice must be received by the Company no later than the 10th day following the day on which public announcement of the date of the meeting was made. With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than 90 days prior to such meeting and not later than the later of (y) 60 days prior to such meeting or (z) 10 days following the date on which public announcement of the date of such meeting is first made by the Company. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:

(i) the information required to be disclosed in solicitations of proxies with respect to the matter pursuant to Regulation 14A of the Exchange Act;

(ii) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(iii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any Stockholder Associated Person covered by clauses (iv) and (v) below;

(iv) (A) the class and number of shares of the Company which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by any Stockholder Associated Person, (B) any Derivative Positions held or beneficially held by the stockholder or any Stockholder Associated Person, (C) any rights to dividends of the Company that are separable from the underlying shares of the Company held by the stockholder or any Stockholder Associated Person, (D) any proportionate interest in the Company’s securities held by a partnership in which the stockholder or any Stockholder Associated Person is a general partner, either directly or indirectly, (E) any performance-related fees that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the Company’s securities, and (F) whether and the extent to which any hedging (including any short-interest positions) or other transaction or series of transactions have been entered into by or on behalf of such stockholder or any Stockholder Associated Person, or any other agreement, arrangement or understanding has been made by or on behalf of such stockholder or any Stockholder Associated Person, if the effect of or intent of any of the foregoing is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to Company’s securities; and

(v) any material interest of the stockholder or any Stockholder Associated Person in such business, including all arrangements, agreements and understandings with the stockholder or Stockholder Associated Person in connection with the proposed business.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a stockholder meeting except as shall have been brought before the meeting in accordance with the procedures set forth in Section 1.11(b) of the Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of Section 1.11(b) of the Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in Section 1.11(b) of the Bylaws.

With respect to the nomination of directors, only persons who are nominated in accordance with the procedures set forth in Section 1.11 of the Company’s Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of the Company may be made at a meeting of stockholders (1) pursuant to the Company’s notice of meeting, (2) by or at the direction of the Board or (3) by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in Section 1.11(a) of the Bylaws, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in Section 1.11(a) of the Bylaws. The foregoing clause shall be the exclusive means for a stockholder to make any nomination of a person or persons for the election to the Board at an annual meeting or special meeting of the stockholders.

Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made.

With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than 90 days prior to such meeting and not later than the later of (i) 60 days prior to such meeting or (ii) 10 days following the date on which public announcement of the date of such meeting is first made by the Company. For purposes of Section 1.11(b) of the Bylaws, public disclosure of the date of a forthcoming meeting may be made by the Company not only by giving formal notice of the meeting, but also by notice to a national securities exchange (if the Company’s Common Stock is then listed on such exchange), by filing a report under Section 13 or 15(d) of the Exchange Act (if the Company is then subject thereto), by mailing to stockholders, or by a general press release. Such stockholder’s notice shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(ii) as to the stockholder giving the notice:

(A) the name and address, as they appear on the Company’s books, of such stockholder and any Stockholder Associated Person (defined below) covered by clause (B) below,

(B) (1) the class and number of shares of the Company which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by any Stockholder Associated Person, (2) any Derivative Positions (defined below) held or beneficially held by the stockholder or any Stockholder Associated Person, (3) any rights to dividends of the Company that are separable from the underlying shares of the Company held by the stockholder or any Stockholder Associated Person, (4) any proportionate interest in the Company’s securities held by a partnership in which the stockholder or any Stockholder Associated Person is a general partner, either directly or indirectly, (5) any performance-related fees that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the Company’s securities, and (6) whether and the extent to which any hedging (including any short-interest positions) or other transaction or series of transactions have been entered into by or on behalf of such stockholder or any Stockholder Associated Person, or any other agreement, arrangement or understanding has been made by or on behalf of such stockholder or any Stockholder Associated Person, if the effect of or intent of any of the foregoing is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to Company’s securities, and

(C) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Affiliated Person has the right to vote any security of the Company.

At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in Section 1.11(a) of the Bylaws.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of Section 1.11(a) of the Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in Section 1.11(a) of the Bylaws. Notwithstanding anything to the contrary therein, no provision of the Bylaws shall be deemed to prohibit or restrict the ability of the Board to fill vacancies in the membership of the Board of the Company pursuant to NRS §78.335 or pursuant to any other statutory or contractual right of the Board of the Company to fill any such vacancy.

“Stockholder Associated Person” of any stockholder means (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder and (z) any person controlling, controlled by or under common control with such Stockholder Associated Person.

“Derivative Position” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise.

Stockholder Communications

The Board welcomes communications from our stockholders. Stockholders who wish to communicate with the Board, or to the independent directors of the Board, may send a letter to Mark Vernon, Chairman of the Board, at Industriparken 22C, DK2750 Ballerup, Denmark. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters should identify the author as a security holder. All such letters will be reviewed by Mr. Vernon and submitted to the entire Board, or to an executive session of the independent directors, as applicable, no later than the next regularly scheduled Board meeting.

Other Matters

As of the date of this Proxy Statement, the Board has no knowledge of any business which will be presented for consideration at the Meeting other than the election of the Nominees and the ratification of Sadler. Should any other matter be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The public may read and copy any materials that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains the reports, proxy and information statements and other information regarding the Company that we have filed electronically with the SEC. The address of the SEC’s internet site is http://www.sec.gov.

Annual Report

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Proxy Statement. Additional copies of this Proxy Statement and/or the Annual Report, as well as copies of any Quarterly Report may be obtained without charge upon written request to LiqTech International, Inc. at Industriparken 22C, DK2750 Ballerup, Denmark, or on the SEC’s internet website at http://www.sec.gov.

BY ORDER OF THE BOARD OF
DIRECTORS
September 22, 2020	/s/ Sune Mathiesen
Sune Mathiesen
Chief Executive Officer, Principal Executive Officer and Director

Appendix A

"090204"

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

LiqTech International, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article III:

The authorized amount of Capital Stock of the Corporation shall be One Hundred Million (100,000,000) shares of Common Stock at $.001 par value per share and Two-Million Five Hundred Thousand (2,500,000) shares of Preferred Stock at $.001 par value per share, in such series and designations as may be authorized by the Board of Directors. Said Capital Stock may be increased or decreased from time to time in accordance with the provisions of the laws of the State of Nevada.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

30

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 10/26/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 10/26/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote **FOR** the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Alexander J. Buehler 02) Mark Vernon 03) Peyton Boswell 04) Sune Mathiesen 05) Richard A. Meeusen

The Board of Directors recommends you vote **FOR** proposals 2 and 3.

	For	Against	Abstain
2. Ratification of Sadler, Gibb & Associates, LLC as independent registered accountants for LiqTech International, Inc. for the fiscal year ending December 31, 2020.	☐	☐	☐
3. To approve an amendment to our Articles of Incorporation increasing the number of authorized shares of common stock from 25,000,000 shares to 100,000,000 shares.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000473788_1 R1.0.1.18

307915494.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

PROXY
LIQTECH INTERNATIONAL, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 29, 2020

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Sune Mathiesen and Mark Vernon, individually or either of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of Common Stock of the Company which the stockholder(s) would be entitled to vote on all matters which may come before the Annual Meeting of Stockholders to be held at 3:00 p.m., local time on Thursday, October 29, 2020, and at any adjournment or adjournments thereof, at the corporate headquarters of the Company at Industriparken 22C, DK2750 Ballerup, Denmark.

This proxy will be voted in accordance with the instructions indicated on the reverse side of this card. If no instructions are given, this proxy will be voted FOR the proposals and in the proxies' discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

0000473788_2 R1.0.1.18

Continued and to be signed on reverse side

307915494.1